Exhibit 4.37

GABRIEL BENJAMIN DIAZ SOTO
NOTARY PUBLIC NO. 131 OF MEXICO CITY

NOTARIAL PROTOCOL.

BOOK ONE THOUSAND FOUR HUNDRED FIFTEEN

SIXTY-FOUR THOUSAND ONE HUNDRED SIXTY-THREE

MEXICO CITY, on the sixteenth of July, two thousand twenty-five.

GABRIEL BENJAMIN DIAZ SOTO, head of Notary Public No. 131 of Mexico City, hereby certifies:

THE TRUST SUBSTITUTION AGREEMENT (hereinafter the “TRUST SUBSTITUTION AGREEMENT” or the “AGREEMENT”) in the Irrevocable Trust for Administration, Guarantee, and Source of Payment identified by number CIB/3109 (CIB diagonal three thousand one hundred nine) (as amended and/or restated from time to time, the “TRUST” and/or “TRUST CONTRACT”) entered into by and between, of the first part, “CIBANCO,” S.A., A MULTIPLE BANKING INSTITUTION, represented herein by its Trustee Delegates, Ms. Monica Jimenez Labora Sarabia and Mr. Gerardo Ibarrola Samaniego, as Replaced Trustee  (hereinafter referred to as the “REPLACED TRUSTEE”); of the second part, “BANCO NACIONAL DE COMERCIO EXTERIOR,” A NATIONAL BANK OF FOREIGN TRADE, NATIONAL CREDIT CORPORATION, DEVELOPMENT BANKING INSTITUTION, TRUST DEPARTMENT represented by its Trustee Delegate, Mr. Rodrigo Santistevan Rosas, as Substitute Trustee (hereinafter referred to as the “SUBSTITUTE TRUSTEE”); Furthermore, “BANCO NACIONAL DE COMERCIO EXTERIOR,” A NATIONAL BANK OF FOREIGN TRADE, NATIONAL CREDIT CORPORATION, DEVELOPMENT BANKING INSTITUTION, represented by Ms. Yvette Valenzuela Becerra and Ms. Karla Yeneri Ventre Guerrero, in their capacity as First Beneficiary (hereinafter referred to as “BANCOMEXT” or the “FIRST BENEFICIARY” and, on the other hand, “MURANO MANAGEMENT,” S.A. de C.V. A STOCK CORPORATION WITH VARIABLE CAPITAL, (hereinafter referred to as “MURANO MG” or the “DEBTOR’S SHAREHOLDER”), “MURANO PV.” S.A. de C.V. A STOCK CORPORATION WITH VARIABLE CAPITAL, (hereinafter referred to as “MURANO PV” or the “OPERATORS’ SHAREHOLDER”). “INMOBILIARIA INSURGENTES 421,” S.A de C.V. A STOCK CORPORATION WITH VARIABLE CAPITAL, (hereinafter referred to as the “DEBTOR”). “OPERADORA HOTELERA 1421,” S.A. de C.V. A STOCK CORPORATION WITH VARIABLE CAPITAL, (hereinafter referred to as the “ORIGINAL OPERATOR”), “OPERADORA HOTELERA 1421 PREMIUM,” S.A. de C.V. A STOCK CORPORATION WITH VARIABLE CAPITAL. (Hereinafter referred to as the “ADDITIONAL OPERATOR” and, jointly with the Original Operator, the “OPERATORS”; and, jointly with the Debtor, the Debtor’s Shareholder, and the Operators’ Shareholder, as “Settlors” and “Second-Rank Beneficiaries,” represented herein by Ms. Maria Norma Lucio Landin (the “SETTLORS” and, together with the REPLACED TRUSTEE, the SUBSTITUTE TRUSTEE, and the FIRST BENEFICIARY, the “PARTIES”), in accordance with the following background, statements, and clauses:

BACKGROUND

I. - On October 3, 2018, the Debtor, as debtor, and Bancomext, as creditor, with the Original Operator appearing as a joint and several guarantor, entered into a simple Credit Opening Agreement for an amount not to exceed USD$49,753,000.00 (FORTY-NINE MILLION SEVEN HUNDRED FIFTY-THREE THOUSAND DOLLARS, CURRENCY OF LEGAL TENDER IN THE UNITED STATES) (as amended or restated from time to time, the “Original Credit Agreement”) for, among other purposes, financing the costs of the Hotel Renovation (as such term is defined in the Original Credit Agreement):

II. - On that same date, the Debtor, as the borrower, and Bancomext, as the creditor, entered into a simple credit agreement for an amount of $63,936,144.80 MXN. (SIXTY-THREE MILLION NINE HUNDRED THIRTY-SIX THOUSAND ONE HUNDRED FORTY-FOUR PESOS, NATIONAL CURRENCY) (The “VAT Credit Agreement,” as amended from time to time) for the purpose of financing the Value Added Tax refunds listed in said agreement.

III. - Also on that date, Mr. Marcos Sacal Cohen (“MSC”), Elias Sacal Cababie (“ESC”), and E.S. Agrupacion, S.A. de C.V. A Stock Corporation with Variable Capital (“ESAGRUP” and, jointly with MSC and ESC, the Original Settlors”), the Debtor, and the Original Operator as settlors and beneficiaries in second place, the First Trustee as beneficiary in first place, and the Replaced Trustee, as trustee, entered into an irrevocable trust agreement for administration, guarantee, and source of payment identified by number CIB/3109 (CIB slash three thousand one hundred nine) (the “Original Trust Agreement”) for the purpose of the Original Settlors, the Debtor, and the Original Operator transferring certain assets to the Trust Estate to serve as a guarantee for the timely payment and fulfillment of the Secured Obligations (as defined in the Original Trust Agreement).

IV. - By deed number two hundred fourteen thousand sixty-six, dated October 10, 2018, executed before Attorney Cecilio Gonzalez Marquez, Notary Public number one hundred fifty-one of this capital, the first copy of which was recorded in the Public Registry of Property of this capital, folio number nine million two hundred fifty-one thousand three hundred eighty-one, auxiliary one, the Contribution Agreement with Rights of Reversion was recorded, whereby “INMOBILIARIA INSURGENTES 421,” A STOCK CORPORATION WITH VARIABLE CAPITAL, as Settlors, irrevocably transfer and contribute to “CIBANCO”, A MULTIPLE BANKING INSTITUTION, TRUST DIVISION, as Trustee in Trust No. CIB DIAGONAL THREE THOUSAND ONE HUNDRED NINE, THE PROPERTY IDENTIFIED AS “CONDOMINIUM A”, OF THE PROPERTY SUBJECT TO THE CONDOMINIUM OWNERSHIP REGIME KNOWN AS “INSURGENTES SUR 421,” MARKED WITH THE NUMBER FOUR HUNDRED TWENTY-ONE, ON INSURGENTES SUR AVENUE, HIPODROMO CONDESA, CUAUHTÉMOC, IN THIS CAPITAL, with the “area and boundaries described in the title referred to as follows (hereinafter the “PRIVATE UNIT”)

'...E. – Property subject to this deed: This is the private unit known as CONDOMINIUM “A,” which forms part of the condominium ownership regime of the condominium complex known as “INSURGENTES 421”, built on the property known as “CONJUNTO ARISTOS,” which comprises the complex of buildings located at four hundred twenty-one, South Insurgentes Avenue, Hipodromo Condesa, Cuauhtemoc Borough, zip code 06110 zero, six, one, one, zero, in this City.

From the deed referred to in item 3(D) herein, I, the Notary, copy the following relevant information:

BASEMENT FLOOR PLAN OF CONDOMINIUM “A”

BASEMENT LEVEL - BASEMENT FLOOR OF CONDOMINIUM “A” Located on the basement level belonging to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, it consists of hallways, storage areas, 2 elevator lobbies, 2 clusters of 2 elevators, 2 stairwells, a vehicle ramp, parking bays, vehicle circulation areas, 2 electrical substation areas, 2 cisterns, machine rooms, meter clusters, and service shafts. It has a total area of 4,499.65 m².

The boundaries and adjacent properties of BASEMENT FLOOR CONDOMINIUM “A” are as follows: to the southeast, a section of 83.73 meters bordering natural terrain; to the southwest, three sections of 30.18 meters, 0.34 meters, and 22.12 meters bordering natural terrain; to the northeast, eight sections of 33.43 meters with natural terrain, 1.82 meters with natural terrain, 2.80 meters with natural terrain, 1.82 meters with natural terrain, 29.29 meters with natural terrain, 11.11 meters with Basement Level of Condominium “B”, 17.49 meters with Basement Level of Condominium “B”, 21.81 meters with Basement Level of Condominium “B”; to the northeast: a 34.52-meter section with natural terrain; above, it borders the Ground Floor Level of Condominium “A” and the Ground Floor Level of Condominium “B”; below, it borders natural terrain.

GROUND FLOOR OF CONDOMINIUM “A”

GROUND FLOOR LEVEL

The GROUND FLOOR OF CONDOMINIUM “A”, located on the Ground Floor Level belonging to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of two areas corresponding to Buildings B and C, covered terraces facing the central courtyard, men’s and women’s restroom facilities, a vehicle ramp, two elevator shafts, two stairwells, hallways and service shafts, and an access ramp for people with disabilities. With a total area of 2,226.70 m², 1,067.84 m² correspond to Building B, and 1,158.86 m² correspond to Building C.

The boundaries and adjacent properties of the GROUND FLOOR OF CONDOMINIUM “A” are as follows: to the southeast, a 52.58-meter section bordering an adjacent property; to the southwest, a 52.72-meter section bordering an adjacent property; to the northwest, a 53.77-meter section bordering Aguascalientes Street; to the northeast along seven sections of 7.49 meters bordering Ground Floor Condominium “B”, 1.06 meters bordering Ground Floor Condominium “B”, 2.40 meters bordering Ground Floor Condominium ‘B’, 0.26 meters bordering Ground Floor Condominium “B”, 2.20 0.20 m along the ground floor of Condominium “B”. 0.20 m along the ground floor of Condominium ‘B’, to the southeast in three sections of 6.00 m along the ground floor of Condominium “B”. 1.00 m along the ground floor of Condominium “B”, 5.85 m along the ground floor of Condominium “B”; to the northeast: in a section of 4.70 m along the ground floor of Condominium “B”. To the northwest: a 11.83-meter section along the ground floor of Condominium “B”; to the northeast: a 3.73-meter section along the ground floor of Condominium “B”; to the southeast: four 32.20-meter sections along the Central Courtyard of Condominium “A”. 2.12 m along the Central Courtyard of Condominium “A”; 4.33 m along the Central Courtyard of Condominium “A”; 7.91 m along the Central Courtyard of Condominium ‘A’: to the northwest; in three sections of 1.92 m along the Central Courtyard of Condominium “A”, 52. (as is) with Central Courtyard Condominium “A”, 6.40 m with Central Courtyard Condominium “A”; to the northwest in a section of 4.76 m with Ground Floor Condominium “B”; to the northeast in two sections of 4.37 m with Ground Floor Condominium “B”, 1.93 m with Ground Floor of Condominium “B”; to the southeast in seven sections of 14.61 m with Ground Floor of Condominium “B”, 1.65 m with Ground Floor of Condominium “B”, 2.26 m with Ground Floor of Condominium “B”, 2.31 m with Ground Floor of Condominium “B”. 1.66 m with Ground Floor of Condominium “B”, 3.37 m with Ground Floor of Condominium “B”. 12.33 m with Ground Floor of Condominium “B”, above adjacent to Level 1 of Condominium “A”, below adjacent to Basement Level of Condominium “A”.

CENTRAL COURTYARD OF CONDOMINIUM “A”.

GROUND FLOOR THE CENTRAL COURTYARD OF CONDOMINIUM “A”, located on the ground floor and belonging to CONDOMINIUM “A” within the INSURGENTES 421 condominium complex, consists of an open area. It has a total area of 754.95 m².

The boundaries and adjoining properties of the CENTRAL COURTYARD OF CONDOMINIUM “A” are as follows: to the northwest, two sections of 47.01 meters adjoining the ground floor of Building B in Condominium A and the ground floor of Condominium B, and 4.28 meters adjoining the ground floor of Condominium B; to the southeast, four sections of 5.79 meters adjoining the ground floor of Condominium B. 4.19 meters with Building C, Ground Floor of Condominium A; 4.32 meters with Building C, Ground Floor of Condominium A; 52.54 meters with Building C, Ground Floor of Condominium A; to the northeast in four sections of 1.92 meters with Building C, Ground Floor of Condominium A; 7.91 meters with Building C Ground Floor Condominium A, 4.33 m with Building C Ground Floor Condominium A, 2.12 m with Building B Ground Floor Condominium A, above it adjoins Level I Condominium “A”, below it adjoins Basement Floor Condominium “A”

LOBBY 1 CONDOMINIUM “A”

GROUND FLOOR LEVEL.

LOBBY 1, CONDOMINIUM “A,” located on the ground floor of Building A, which belongs to CONDOMINIUM MA, part of the INSURGENTES 421 Condominium Complex, consists of an interior area, 1 elevator bank with 2 elevators, 1 stairwell, and service shafts. With a floor area of 74.33 m², the boundaries and adjoining areas of LOBBY 1, CONDOMINIUM “A” are to the south in ten sections of 0.80 meters with the Complex’s Common Lobby Area. Condominium INSURGENTES 421, 0.15 m to the common lobby area of the Condominium Complex INSURGENTES 421, 3.30 m to the common lobby area of the Condominium Complex INSURGENTES 421, 0.35 m to the common lobby area of the Condominium Complex INSURGENTES 421, 0.25 m from the ground floor of Condominium B, 0.14 m from the ground floor of Condominium B, 1.98 m from the ground floor of Condominium B, 0.18 m with Ground Floor Condominium B, 4.12 m with Ground Floor Condominium B, 0.15 m with Ground Floor Condominium B, to the west in two sections of 10.06 m with Ground Floor Condominium B, 1.84 m with Ground Floor Condominium B, to the north in four sections of 1.05 m with Ground Floor Condominium B, 2.73 m With Ground Floor Condominium B, 2.97 m With Ground Floor of Condominium B, 3.24 meters. With Ground Floor of Condominium B, to the west: in four sections of 5.60 m. with Ground Floor Condominium B, 0.52 m. with Ground Floor Condominium B, 3.99 m. with Ground Floor Condominium B, 0.80 m. with Ground Floor Condominium B, above it adjoins Level 1 Condominium “A”, below it adjoins Basement Floor Condominium “A”.

LEVEL 1 CONDOMINIUM “A”

LEVEL 1

The LEVEL 1 floor of CONDOMINIUM “A”, located on Level 1 of CONDOMINIUM “A” within the INSURGENTES 421 Condominium Complex, consists of three areas corresponding to Buildings A, B, and C, two ‘s areas (men’s and women’s), two banks of two elevators, 3 stairwells, and service shafts. With a total area of 4,151.97 m², 892.83 m² correspond to Building A, 1,842.83 m² belong to Building B, and 1,416.31 m² belong to Building C. The boundaries and adjacent areas of LEVEL 1 are to the southeast along an 83.91-meter section with an open space, to the southwest along five 12.31-meter sections with an open space, 6.00 meters with the terrace of Building C, Condominium A, 0.61 meters with the terrace of Building C, Condominium A, 3.58 meters with the terrace of Building C, Condominium A, 3.32 meters with the terrace of Building C, Condominium A, to the northeast in two sections of 1.28 meters with an open space; 52.58 meters with an open space, to the southwest in three sections of 8.74 meters with void, 5.85 m with void, 4.26 m with void, to the southeast in six sections of 46.60 m with void, 2.20 m with void, 1.43 m with terrace, Building B, Condominium A, 0.74 m with terrace, Building B, Condominium A, 4.42 m with terrace, Building B, Condominium A, 10.45 m with terrace, Building B, Condominium A, to the southwest in a section of 17.52 m, seventeen with void, to the northwest in three sections of 0.25 m With gap, 0.10 m with gap, 106.52 m with void, to the northeast: in eight sections of 9.62 m with gap, 27.67 m with gap, 0.60 m with gap, 21.97 m with void, 1.01 m (with void), 0.60 m (with void), 0.98 m (with void), 0.18 m (with void); above, it adjoins Level 2 of Condominium “A”; below, it adjoins the ground floor of Condominium ‘A’ and the ground floor of Condominium “B”

BUILDING C TERRACE, CONDOMINIUM “A”

LEVEL 1

The BUILDING C TERRACE CONDOMINIUM “A,” located on Level 1 of Building C, which belongs to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of an open area. With a surface area of 106.92 m²

The boundaries and adjoining properties of the TERRACE OF BUILDING C, CONDOMINIUM “A” are as follows: to the southeast, four sections of 3.33 m with Building C, Level 1, Condominium A; 3.56 m with Building C Level 1 Condominium A, 0.61 m with Building C Level 1 Condominium A, 6.00 m with Building C Level 1 Condominium A; to the southwest in one section of 13.61 m with open space: to the northwest in five sections of 2.10 m with the terrace of Building “B” Condominium A, 3.14 m with the terrace of Building B Condominium A, 2.38 m with the terrace of Building B Condominium A, 3.14 m with the  Terrace of Building B Condominium A, 2.87 m with Terrace Building B Condominium A; to the northeast in two sections of 2.92 meters with a void of 0.66 m, above it adjoins a void, below it adjoins the Ground Floor of Condominium “A”.

TERRACE BUILDING B CONDOMINIUM “A”

LEVEL 1

The TERRACE OF BUILDING B, CONDOMINIUM “A,” located on Level 1 of Building B, which belongs to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of an open area. It has a surface area of 133.79 m².

The boundaries and adjoining properties of the TERRACE, BUILDING B, CONDOMINIUM “A” are as follows: to the southeast, two sections of 2.87 m adjoining the Terrace, Building C, Condominium A, and 3.14 m adjoining the Terrace, Building C, Condominium A; to the southwest, three sections of 2.38 m with the Terrace of Building C, Condominium A; 3.14 m with the Terrace of Building C, Condominium A; 2.10 m with the Terrace of Building C, Condominium A; to the southwest in one section of 9.34 m with void space; to the northwest in six sections of 10.45 m with Building B, Level 1, Condominium A; 4. 42 m with Building B Level 1 Condominium A, 0.74 m with Building B Level 1 Condominium A, 1.43 m with Building B Level 1 Condominium A, 4.37 m with void, 5.26 m with void, above it borders on void, below it borders on Ground Floor Condominium “A”.

TERRACE LEVEL 2 CONDOMINIUM “A”.

LEVEL 2

The LEVEL 2 TERRACE, CONDOMINIUM “A”, located on Level 2 and belonging to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of an open area. It has a total area of 1,407.18 m²

The boundaries and adjoining properties of TERRACE LEVEL 2 CONDOMINIUM “A” are to the southwest in seventeen sections of 5.32 m with Level Building C of Condominium A, 0.60 m with Level 2 of Building C of Condominium A, 0.86 m with Level 2 of Building C of Condominium A, 0.58 m with Level 2 of Building C of Condominium A, 1.12 m Level 2, Building C of Condominium A, 9.79 m with Level 2, Building C of Condominium A, 0.57 m with Level 2, Building C of Condominium A, 0.52 m with Level 2, Building C of Condominium A, 1.44 m with void, 8.74 m with void, 5.85 m with void, 4.26 m with void, 46.72 m with void, 2.67 m with void, 6.25 m with void, 0.50 m with void, 9.77 m with void; to the northwest in four sections of 17.93 m with void, 0.27 m with Level 2 of Building B of Condominium A, 0.14 m with Level 2 of Building B of Condominium A, 12.75 m with Level 2 of Building B of Condominium A; to the northeast in eight sections of 4.21 m to Level 2 of Building B of Condominium A, 0.56 m to Level 2 of Building B of Condominium A, 0.12 m to Level 2 of Building B of Condominium A, 2.77 m to Level 2 of Building B of Condominium A, 0.20 m with Level 2 Building B of Condominium A, 0.12 m with Level 2 Building B of Condominium A, 11.95 m with Level 2, Building B of Condominium A, 1.27 m; with Level 2, Building B of Condominium A; to the northwest in eight sections of 0.20 m; with Level 2, Building B of Condominium A, 0.11 m; with Level 2, Building B of Condominium A, 52.56 m with Level 2, Building B of the Condominium A, 0.11 m from Level 2 of Building B in Condominium A, 0.20 m from Level 2 of Building B in Condominium A, 1.27 m at Level 2 of Building B of Condominium A, 11.95 m  at Level 2 of Building B of Condominium A, 0.12 m  at Level 2 of Building B of Condominium A; to the southwest in five sections of 0.20 m  at Level 2 of Building B of Condominium A, 2.77 m with Level 2 of Building B of Condominium A, 0.12 m with Level 2 of Building B of Condominium A, 0.56 m with Level 2 of Building B of Condominium A, 4.50 m with Level 2 of Building B of Condominium A; to the northwest in a section of 34.78 m with a void; to the northeast along two sections of 9.26 m  with a void, 6.13 m  with a void; to the southeast along thirteen sections of 3.55 m  with Level 2 Building A of Condominium A, 1.34 m  with Level 2 Building A of Condominium A, 3.96 m s with Level 2 of Building A of Condominium A, 0.20 m with Level 2 of Building A of Condominium A, 0.33 m with Level 2 of Building A of Condominium A, 5.18 m with Level 2 of Building A of Condominium A, 0.33 m Level 2, Building A of Condominium A, 0.20 m  Level 2, Building A of Condominium A, 1.24 m. Level 2, Building A of Condominium A, 6.25 m  Level 2, Building A of Condominium A, 1.27 m, Level 2, Building A of Condominium A, 0.20 m,  Level 2, Building A of Condominium A, 0.11 m, Level 2, Building A of Condominium A; to the northeast in thirteen sections of 29.20 m with Level 2 Building A of Condominium A, 0.11 m with Level 2 Building A of Condominium A, 0.11 m from Level 2 of Building A in Condominium A,0.20m from Level 2 of Building A in Condominium A, 1.27 m from Level 2 of Building A in Condominium A, 6.25 m From Level 2 of Building A of Condominium A, 1.24 m from Level 2 of Building A of Condominium A, 0.20 m from Level 2 of Building A of Condominium A, 0.33 m from Level 2 of Building A of Condominium A, 5.18 m to Level 2, Building A of Condominium A, 0.33 m  to Level 2, Building A of Condominium A, 0.20 m  to Level 2, Building A of Condominium A, 3.96 m  to Level 2, Building A of Condominium A, 1.34 m  to Level 2, Building A of Condominium A; to the southeast in nine sections of 4.05 m with Level 2 Building A of Condominium A, 0.43 m  with void, 8.51 m  with void, 0.18 m  with void, 0.95 m  with void, 0.59 m  with void, 0.76 m  with void, 0.35 m s with void, 17.39 m  with void, above it borders a void, below it borders Level 2 of Condominium “A”

TERRACE 2 BUILDING C CONDOMINIUM “A”.

LEVEL 2

TERRACE 2, BUILDING C, CONDOMINIUM “A,” located on Level 2 and belonging to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of an open area. With a surface area of 145.48 m²

The boundaries and adjoining properties of TERRACE 2, BUILDING C, CONDOMINIUM “A” are as follows: to the southeast, a 9.57-meter section with a boundary setback; to the southwest, a 12.43-meter section with a boundary setback; to the northwest: seven sections of 6.13 m with a void, 0.49 m with a void, 3.32 m with a void, 0.27 m with a void, 3.25 m with a void, 1.27 m with a void, and 1.28 m with a void; to the northeast in eight sections of 1.18 m with Level 2 of Building C of Condominium A, 0.57 m with Level 2 of Building C of Condominium A, 9.56 m With Level 2 Building C of Condominium A, 1.12 m with Level 2 Building C of Condominium A, 0.58 m with Level 2 Building C of Condominium A, 0.86 m with Level 2 Building C of Condominium A, 0.60 m with Level 2, Building C of Condominium A; 5.59 m with Level 2, Building C of Condominium A; above, it borders an open space; below, it borders Level 1 of Condominium “A”.

LEVEL 2, BUILDING “A”

LEVEL 2

LEVEL 2 BUILDING “A” is located on Level 2 of Building “A,” which belongs to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex. It consists of an interior area, men’s and women’s restroom areas, a core with two elevators, a stairwell, and service shafts.

With a floor area of 612.18 m²

The boundaries and adjoining areas of LEVEL 2 BUILDING “A” are to the west: five sections of 0.20 m with Level 2 Terrace of Condominium A, 0.11 m with Level 2 Terrace of Condominium A, 29.20 m with the Level 2 Terrace of Condominium A, 0.11 m with the Level 2 Terrace of Condominium A, 0.20 m with the Level 2 Terrace of Condominium A; to the north in eleven sections of 1.27 m with Terrace Level 2 Condominium A, 6.25 m with Terrace Level 2 Condominium A, 1.24 m with Terrace Level 2 Condominium A, 0.20 m with Level 2 Terrace Condominium A, 0.33 m with Level 2 Terrace Condominium A, 5.18 m with Level 2 Terrace Condominium A, 0.33 m with Level 2 Terrace Condominium A, 0.20 m with Terrace Level 2 Condominium A, 3.96 m with Terrace Level 2 Condominium A, 1.34 m with Terrace Level 2 Condominium A, 3.86 m with Terrace Level 2 Condominium A; to the east in five sections of 0.20 m. with void, 0.12 m with void, 35.04 m with void, 0.12 m with void, 0.20 m with void; to the south in eleven sections of 3.86 m with Level 2 Terrace, Condominium A; 1.34 m with Level 2 Terrace, Condominium A; 3.96 m with Level 2 Terrace, Condominium A; 0.20 m with Level 2 Terrace Condominium A, 0.33 m with Level 2 Terrace Condominium A, 5.18 m with Level 2 Terrace Condominium A, 0.33 m with Level 2 Terrace Condominium A, 0.20 m with Level 2 Terrace Condominium A, 1.24 m with Terrace Level 2 Condominium A, 6.25 m with Terrace Level 2 Condominium A, 1.27 m with Terrace Level 2 Condominium A, above: adjacent to Level 3 Building A Condominium “A” below: adjacent to Level 1 Condominium “A”

LEVEL 3 BUILDING “A”

LEVEL 3

LEVEL 3 BUILDING “A”, located on Level 3 of Building “A” belonging to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of an interior area, men’s and women’s restroom areas, a core with 2 elevators, a stairwell, and service shafts.

With a floor area of 612.18 m²

The boundaries and adjoining areas of LEVEL 3 BUILDING “A” are to the west in five sections of 0.20 m with a void, 0.11 m with a void, 29.20 m with a void, 0.11 m with a void, 0.20 m with a void; to the north in eleven sections of 1.27 m with a void, 6.25 m with a void, 1.24 m with a void, 0.20 m with a void, 0.33 m with a void, 5.18 m with a void, 0.33 m with a void, 0.20 m with void, 3.96 m with void, 1.34 m with a void, 3.86 m with a void; to the east in five sections of 0.20 m with a void, 0.12 m with a void, 35.04 m with a void, 0.12 m with a gap, 0.20 m with a gap; to the south in eleven sections of 3.86 m with a void, 1.34 m with a void, 3.96 m with void, 0.20 m with a void, 0.33 m with a void, 5.18 m with void, 0.33 m with a void, 0.20 m with void, 1.24 m with a void, 6.25 m with a void, 1.27 m with a void, above it adjoins Level 4 of Building “A” of Condominium “A”, below it adjoins Level 2 of Building A of Condominium “A”.

LEVEL 4 BUILDING “A”

LEVEL 4

LEVEL 4, BUILDING “A”, located on Level 4 of Building “A,” which belongs to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of an interior area, men's and women's restroom facilities, a core with two elevators, a stairwell, and service shafts. With a floor area of 612.18 m²

The boundaries and adjoining properties of LEVEL 4 BUILDING “A” are as follows: to the west in five sections of 0.20 m with a void, 0.11 m with a void, 29.20 m with a void, 0.11 m with a void, 0.20 m with a void; to the north in eleven sections of 1.27 m with a void, 6.25 m with a void, 1.24 m with a void, 0.20 m with a void, 0.33 m with a void, 5.18 m with a void, 0.33 m with void, 0.20 m with a void, 3.96 m with void, 1.34 m with a void, 3.86 m with a void; to the east in five sections of 0.20 m with a void, 0.12 m with a void, 35.04 m with void, 0.12 m with a void, 0.20 m with a void; to the south in eleven sections of 3.86 m with a void, 1.34 m with a void, 3.96 m with a void, 0.20 m with a void, 0.33 m m with a void, 5.18 m with a void, 0.20 m with a void, 1.24 m with a void, 6.25 m with a void, 1.27 m with a void, above adjacent to Level 4 Building A Condominium “A”, below adjacent to Level 2 Building A Condominium “A”, above adjacent to Level 5 Building A Condominium ‘A’, below adjacent to Level 3 Building A Condominium “A”

LEVEL 5 BUILDING “A”

LEVEL 5

Level 5 of Building “A,” located on Level 5 of Building “A,” which belongs to Condominium “A” of the INSURGENTES 421 Condominium Complex, consists of an interior area, men's and women's restroom facilities, a lobby with two elevators, a stairwell, and service shafts. With a floor area of 612.18 m²

The boundaries and adjacent properties of LEVEL 5, BUILDING “A” are as follows: to the west, five sections measuring 0.20 m with a void, 0.11 m with a void, 29.20 m with a void, 0.11 m with a void, and 0.20 m with a void; to the north in eleven sections of 1.27 m with a void, 6.25 m with a void, 1.24 m with a void, 0.20 m with a void, 0.33 m with a void, 5.18 m with a void, 0.33 m with a void, 0.20 m with a void, 3.96 m with a void, 1.34 m with a void, 3.86 m with a void; to the east in five sections of 0.20 m with a void, 0.12 m with a void, 35.04 m with a void, 0.12 m with void, 0.20 m with void; to the south in eleven sections of 3.86 m with void, 1.34 m with a void, 3.96 m with a void, 0.20 m with a void, 0.33 meters with a void, 5.18 meters with a void, 0.33 meters with a void, 0.20 meters with a void, 1.24 meters with a void, 6.25 meters with a void, 1.27 meters with a void, above adjacent to Level 4 Building A Condominium “A”, adjacent to Level 2 Building Below Condominium ‘A’, above adjacent to Level 6 Building A Condominium “A”, below adjacent to Level 4 Building A Condominium “A”

LEVEL 6 BUILDING “A”

LEVEL 6

LEVEL 6, BUILDING “A,” located on Level 6 of Building “A,” which belongs to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of an interior area, men’s and women’s restroom areas, a core with two elevators, a stairwell, and service shafts. With a floor area of 612.18 m²

The boundaries and adjacent areas of LEVEL 6 BUILDING “A” are as follows: to the west in five sections of 0.20 m with a void, 0.11 m with a void, 29.20 m with a void, 0.11 m with a void, 0.20 m with a void; to the north in eleven sections of 1.27 m with a void, 6.25 m with a void, 1.24 m with a void, 0.20 m with a void, 0.33 m with a void, 5.18 m with a void, 0.33 m with a void, 0.20 m with a void, 3.96 m with a void, 1.34 m with a void; 3.86 m with a void; to the east in five sections of 0.20 m with a void, 0.12 m with a void, 35.04 m with void, 0.12 m with a void, 0.20 m with a void; to the south in eleven sections of 3.86 m with a void, 1.34 m with a void, 3.96 m with a void, 0.20 m with a void, 0.33 m with a void, 5.18 m with a void, 0.33 m with a void, 0.20 m with a void, 1.24 m with a void, 6.25 m with a void, 1.27 m with a void, above it adjoins Level 4 of Building A, Condominium “A”; below it adjoins Level 2 of Building A, Condominium “A”; above it adjoins Level 7 of Building A, Condominium ‘A’; below it adjoins Level 5 of Building A, Condominium “A”.

LEVEL 7 BUILDING “A”

LEVEL 7

Level 7 of Building “A”, located on Level 7 of Building ‘A’ within Condominium “A” of the INSURGENTES 421 Condominium Complex, consists of an interior area, men's and women's restrooms, a core with two elevators, a stairwell, and service shafts. With a floor area of 612.18 m²

The boundaries and adjacent areas of LEVEL 7 BUILDING “A” are as follows: to the west, five sections of 0.20 m with a void, 0.11 m with a void, 29.20 m with a void, 0.11 m with a void, and 0.20 m with a void; to the north in eleven sections of 1.27 m with a void, 6.25 m with a void, 1.24 m with a void, 0.20 m with a void, 0.33 m with a void, 5.18 m with a void, 0.33 m with a void, 0.20 m with a void, 3.96 m with a void, 1.34 m with a void, 3.86 m with a void; to the east in five sections of 0.20 m with a void, 0.12 m with a void, 35.04 m with a void, 0.12 m with a a void, 0.20 m with a void; to the south in eleven sections of 3.86 m with a void, 1.34 m with void, 3.96 m with a void, 0.20 m with a void, 0.33 m with a void, 5.18 m with a void, 0.33 m with a void, 0.20 m with a void, 1.24 m with a void, 6.25 m with a void, 1.27 m with a void, above it adjoins Level 4 of Building A, Condominium “A”; below it adjoins Level 2 of Building A, Condominium “A”; above it adjoins Level 8 of Building A, Condominium ‘A’; below it adjoins Level 6 of Building A, Condominium “A”

LEVEL 8, BUILDING “A”

LEVEL 8

LEVEL 8 BUILDING “A,” located on Level 8 of Building “A,” which belongs to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of an interior area, men’s and women’s restroom areas, a core with two elevators, a stairwell, and service shafts. With a floor area of 612.18 m²

The boundaries and adjacent properties of LEVEL 8, BUILDING “A” are as follows: to the west, in five sections of 0.20 m with a void, 0.11 m with a void, 29.20 m with a void, 0.11 m with a void, and 0.20 m with a void; to the north in eleven sections of 1.27 meters with a void, 5.25 meters with a void, 1.24 meters with a void; 0.20 meters with a void, 0.33 meters with a void, 5.18 meters with a void, 0.33 meters with a void, 0.20 meters with a void, 3.96 meters with a void, 1.34 m with a void, 3.86 m with a void; to the east in five sections of 0.20 m with a void, 0.12 m with a void, 35.04 m with a void, 0.12 m with a void, 0.20 m with a void; to the south in eleven sections of 3.86 m with void, 1.34 m with a void, 3.96 m with void, 0.20 m with a void, 0.33 m with a void, 5.18 m with a void, 0.33 m with a void, 0.20 m with a void, 1.24 m with a void, 6.25 m with a void, 1.27 m with a void, above it adjoins Level 4 of Building A, Condominium “A”; below it adjoins Level 2 of Building A, Condominium “A”; above it adjoins Level 9 of Building A, Condominium ‘A’; below it adjoins Level 7 of Building A, Condominium “A”.

LEVEL 9 BUILDING “A”

LEVEL 9

LEVEL 9 BUILDING “A”, located on Level 9 of Building “A” belonging to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of an interior area, men’s and women’s restroom areas, an elevator core, a stairwell, and service shafts. With a floor area of 612.18 m²

The boundaries and adjacent properties of LEVEL 9, BUILDING “A” are as follows: to the west, in five sections of 0.20 m with a void, 0.11 m with a void, 29.20 m with a void, 0.11 m with a void, and 0.20 m with a void; to the north in eleven sections of 1.27 m with a void, 6.25 m with a void, 1.24 m with a void, 0.20 m with a void, 0.33 m with a void, 5.18 m with void, 0.33 m with a void, 0.20 m with a void, 3.96 m with a void, 1.34 m with a void, 3.86 m with a void; to the east in five sections of 0.20 m with a void, 0.12 m with a void, 35.04 m with a void, 0.12 m with void, 0.20 m with a void; to the south in eleven sections of 3.86 m with a void, 1.34 m with a void, 3.96 m with a void, 0.20 m with a void, 0.33 m with a void, 5.18 m with void, 0.33 m with a void, 0.20 m with a void, 1.24 m with a void, 6.25 m with a void, 1.27 m with a void, above it adjoins Level 4 of Building A, Condominium “A”; below it adjoins Level 2 of Building A, Condominium “A”; above it adjoins Level 10 of Building A, Condominium ‘A’; below it adjoins Level 8 of Building A, Condominium “A”

LEVEL 10 BUILDING “A”

LEVEL 10

LEVEL 10 BUILDING “A”, located on Level 10 of Building “A” belonging to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of an interior area, men’s and women’s restroom areas, a core with 2 elevators, a stairwell, and service shafts. With a floor area of 612.18 m²

The boundaries and adjacent properties of LEVEL 10, BUILDING “A” are as follows: to the west, in five sections of 0.20 m with a void, 0.11 m with a void, 29.20 m with a void, 0.11 m with a void, and 0.20 m with a void; to the north in eleven sections of 1.27 m with void, 6.25 m with void, 1.24 m with void, 0.20 m with void, 0.33 m with void, 5.18 m with void, 0.33 m with void, 0.20 m with void, 3.96 m with void, 1.34 m with void, 3.86 m with a void; to the east in five sections of 0.20 m with a void, 0.12 m with a void, 35.04 m with a void, 0.12 m with a void; to the south in eleven sections of 3.86 m with a void, 1.34 m with a void, 3.96 m with a void, 0.20 m with a void, 0.33 m with a void, 5.18 m with a void, 0.33 m with a void, 0.20 m with void, 1.24 m with void, 6.25 m with void, 1.27 m with void, above adjacent to Level 4 Building A Condominium “A”, below adjacent to Level 2A Condominium “A”, above adjacent to Level 11 Building A Condominium “A”, below adjacent to Level 9 Building A Condominium “A”

LEVEL 11 BUILDING “A”

LEVEL 11

Level 11, Building “A,” located on Level 11 of Building “A,” which belongs to Condominium “A” of the INSURGENTES 421 Condominium Complex, consists of an interior area, men's and women's restroom facilities, a core with two elevators, a stairwell, and service shafts. With a floor area of 612.18 m²

The boundaries and adjacent areas of LEVEL 11 BUILDING “A” are as follows: to the west, five sections of 0.20 m with a void, 0.11 m with a void, 29.20 m with a void, 0.11 m with a void, and 0.20 m with a void; to the north in eleven sections of 1.27 m with a gap, 6.25 m with a gap, 1.24 m with a gap, 0.20 m with a gap, 0.33 m with a gap, 5.18 m with a gap, 0.33 m with a gap, 0.20 m with void, 3.96 m with void, 1.34 m with void, 3.86 m with void; to the east in five sections of 0.20 m with void, 0.12 m with void, 35.04 m with void, 0.12 m with void, 0.20 m with void; to the south in eleven sections of 3.86 m with void, 1.34 m with void, 3.96 m with void, 0.20 m with void, 0.33 m with void, 5.18 m with void, 0.33 m with void, 0.20 m with void, 1.24 m with void, 6.25 m with void, 1.27 m with void, above adjacent to Level 4 Building A Condominium “A”, below adjacent to Level 2 Building A Condominium “A”, above adjacent to Level 12 Building A Condominium “A” below adjacent to Level 10 Building A Condominium “A”

LEVEL 12 BUILDING “A”

LEVEL 12

Level 12, Building “A,” located on Level 12 of Building “A,” which belongs to Condominium “A” within the INSURGENTES 421 condominium complex, consists of an interior area, men's and women's restrooms, a core with two elevators, a stairwell, and service shafts. With a floor area of 612.18 m²

The boundaries and adjacent areas of LEVEL 12 BUILDING “A” are as follows: to the west, five sections of 0.20 m with a void, 0.11 m with a void, 29.20 m with a void, 0.11 m with a void, and 0.20 m with a void; to the north in eleven sections of 1.27 m with a void, 6.25 m with a void, 1.24 m with a void, 0.20 m with a void, 0.33 m with a void, 5.18 m with a void, 0.33 m with a void, 0.20 m with void, 3.96 m with void, 1.34 m with void, 3.86 m with void; to the east in five sections of 0.20 m with void, 0.12 m with void, 35.04 m with void, 0.12 m with void, 0.20 m with void; to the south in eleven sections of 3.86 m with void, 1.34 m with void, 3.96 m with void, 0.20 m with void, 0.33 m with void, 5.18 m with void, 0.33 m with void, 0.20 m with void, 1.24 m with void, 6.25 m with void, 1.27 m with void; above, it adjoins Level 4, Building A, Condominium “A”, below it adjoins Level 2 of Building A, Condominium “A”; above it adjoins Level 13 of Building A, Condominium “A”; below it adjoins Level 11 of Building A, Condominium “A”

LEVEL 13, BUILDING “A”

LEVEL 13

Level 13, Building “A,” located on Level 13 of Building “A,” which belongs to Condominium “A” of the INSURGENTES 421 Condominium Complex, consists of an interior area, men’s and women’s restroom facilities, a core with two elevators, a stairwell, and service shafts. With a floor area of 612.18 m²

The boundaries and adjacent areas of LEVEL 13 BUILDING “A” are as follows: to the west in five sections of 0.20 m with a void, 0.11 m with a void, 29.20 m with a void, 0.11 m with a void, 0.20 m with a void; to the north in eleven sections of 1.27 m with a void, 6.25 m with a void, 1.24 m with a void, 0.20 m with a void, 0.33 m with a void, 5.18 m with a void, 0.33 m with a void, 0.20 m With void, 3.96 m with void, 1.34 m with void, 3.86 m with void, to the east with five sections of 0.20 m with void, 0.12 m with void, 35.04 m with void, 0.12 m with void, 0.20 m with void, to the south in eleven sections of 3.86 m with void, 1.34 m with void, 3.96 m with void, 0.20 m with void, 0.33 m with void, 5.18 m with void, 0.33 m with void, 0.20 m with void, 1.24 m with void, 6.25 m with void, 1.27 m with void, above adjacent to Level 4 Building A Condominium “A”, below adjacent to Level 2 Building A Condominium “A”, above adjacent to Level 14 Building A Condominium “A”, below adjacent to Level 12 Building A Condominium “A”

LEVEL 14 BUILDING “A”

LEVEL 14

Level 14, Building “A,” located on Level 14 of Building “A,” which belongs to Condominium “A” of the INSURGENTES 421 Condominium Complex, consists of an interior area, men's and women's restrooms, a core with two elevators, a stairwell, and service shafts. With a floor area of 612.18 m²

The boundaries and adjoining properties of LEVEL 14 BUILDING “A” are as follows: to the west, five sections of 0.20 m with a void, 0.11 m to the west with a void, 29.20 m with a void, 0.11 m with a void, 0.20 m with a void; to the north in eleven sections of 1.27 m with a void, 6.25 m with a void, 1.24 m with a void, 0.20 m with a void, 0.33 m with a void, 5.18 m with a void, 0.33 m with a void, 0.20 m with a void, 3.96 m with clearance, 1.34 m with clearance, 3.86 m with clearance; eastward in five sections of 0.20 m with clearance, 0.12 m with clearance, 35.04 m with clearance, 0.12 m with clearance, 0.20 m with clearance; southward in eleven sections of 3. 86 m with void, 1.34 m with void, 3.96 m with void, 0.20 m with void, 0.33 m with void, 5.18 m with void, 0.33 m with void, 0.20 m with void, 1.24 m with void, 6.25 m with void, 1.27 m with void, above it adjoins Level 4 of Building A, Condominium “A”; below it adjoins Level 2 of Building A, Condominium “A”; above it adjoins Level 15 of Building A, Condominium “A”; below it adjoins Level 13 of Building A, Condominium “A”

LEVEL 15 BUILDING “A”

LEVEL 15

Level 15, Building “A”, located on Level 15 of Building “A”, which belongs to Condominium “A” of the INSURGENTES 421 Condominium Complex consists of an interior area, a covered outdoor area, men’s and women’s restroom facilities, a two-elevator core, a stairwell, and service shafts. With a total area of 625.06 m², 555.94 m² is interior space and 69.12 m² is exterior space.

The boundaries and adjacent properties of LEVEL 15, BUILDING “A” are as follows: to the west, five sections of 0.20 m with a void, 0.11 m with a void, 29.20 m with a void, 0.11 m with a void, and 0.20 m with a void; to the north in eleven sections of 1.27 m with a void, 6.25 m with a void, 1.24 m with a void, 0.20 m with a void, 0.33 m with a void, 5.18 m with a void, 0.33 m with a void, 0.20 m with void, 3.96 m with void, 1.34 m with void, 3.86 m with void; to the east in ten sections of 0.20 m with void, 0.12 m with void, 9.73 m with void, 0.86 m with void, 1.68 m with void, 0.84 m with void, 0.93 m with void, 21.83 m with void, 0.12 m with void, 0.20 m with void; to the south in eleven sections of 3.86 m with void, 1.34 m with void, 3.96 m with void, 0.20 m with void, 0.33 m with void, 5.18 m with void, 0.33 m with void, 0.20 m with void, 1.24 m with void, 6.25 m with void, 1.27 m with void, above it adjoins Level 16 of Building A, Condominium “A”; below it adjoins Level 14 of Building A, Condominium “A”.

LEVEL 16 BUILDING “A”

LEVEL 16

LEVEL 16 BUILDING “A”, located on Level 16 of Building “A” belonging to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of an interior service area, elevator shafts, stairwells, and service shafts. With a surface area of 137.54 m²

The boundaries and adjoining areas of LEVEL 16 BUILDING “A” are to the north, a 6.41 meter section, with the Level 16 Terrace of Building A; to the east: in five sections of 13.89 m with Level 16 Terrace, Building A; 1.03 m with Level 16 Terrace, Building A; 2.85 m with Level 16 Terrace, Building A; 2.22 m with Level 16 Terrace, Building A; 5.72 m with Level 16 Terrace, Building A; to the west in six sections of 6.05 m with Level 16 Terrace, Building A, 1.78 m with Level 16 Terrace, Building A, 1.09 m with Level 16 Terrace, Building A, 4.91 m with Terrace Level 16 Building A, 1.09 m with Terrace Level 16 Building A, 12.71 m with void, above adjacent to Level 17 Building A Condominium “A”, below adjacent to Level 15 Building A Condominium “A”

TERRACE LEVEL 16 BUILDING “A”

LEVEL 16

The LEVEL 16 TERRACE, BUILDING “A”, located at Level 16 of Building “A” belonging to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of an open area. With a surface area of 478.92 m²

The boundaries and adjacent properties of the TERRACE LEVEL 16, BUILDING “A” are as follows: to the west, seven sections measuring 8.51 m with a void, 0.30 m with a void, 6.82 m with a void, 0.67 m with a void, 0.24 m with a void, 5.19 m with a void, 5.42 m with a void; to the east in nine sections of 0.27 m with a void, 3.59 m with a void, 9.62 m with a void, 0.47 m with a void, 0.37 m with void, 1.69 m with void, 0.73 m with void, 0.89 m with void, 22.26 m with void; to the south in fourteen sections of 4.87 m with void, 4.31 m with void, 5.25 m with void, 1.11 m with void, 5.35 m with void, 0.54 m with void, 1.01 m with void, 8.21 m with void, 1.09 m with Level 16 of Building A of Condominium A, 4.91 m with Level 16 of Building A of Condominium A, 1.09 m with Level 16 of Building A of Condominium A, 1.78 m at Level 16, Building A of Condominium A, 6.05 meters at Level 16, Building A of Condominium A, 5.72 meters at Level 16, Building A of Condominium A; to the east: in five sections of 2.22 meters at Level 16 of Building A of Condominium A, 2.85 meters at Level 16 of Building A of  Condominium A, 1.03 meters at Level 16 of Building A of Condominium A, 13.89 meters at Level 16 Building A of Condominium A, 6.41 meters at Level 16 of Building A of Condominium A; above, it adjoins Level 17 of Building A of Condominium “A”; below, it adjoins Level 15 of Building A of Condominium “A”.

LEVEL 17 BUILDING “A”

LEVEL 17

LEVEL 17, BUILDING “A”, located on Level 17 of Building “A,” which belongs to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of a stairwell, an elevator machine room, and service shafts. With an area of 108.00 m²

LEVEL 17, BUILDING “A”, located on Level 17 of Building “A,” which belongs to CONDOMINIUM “A” of the INSURGENTES 421 Condominium Complex, consists of a stairwell, an elevator machine room, and service shafts. With an area of 108.00 m²

The boundaries and adjacent properties of LEVEL 17, BUILDING “A” are as follows: to the west, a section of 12.26 m with a void; to the north, a section of 4.15 m with a void; to the east, a section of 3.26 m with a void; to the north by five sections of 2.25 m with a void, 2.07 m with a void, 0.55 m with a void, 0.14 m with a void, 0.36 m with a void; to the east by a section of 11.80 m with a void; to the south in six sections of 0.31 meters with a void, 0.27 m with a void, 0.57 m with a void, 0.10 m with a void, 4.46 m with a void, 3.23 m with a void; to the west, a section of 0.58 meters with an open space; to the south, a section of 1.05 meters with an open space; above, it borders an open space; below, it borders Level 16, Building A, Condominium “A”

V. - “THE DEBTOR” hereby expressly declares, under oath, that the property subject to this instrument is not encumbered by any lien other than the Trust described in the third recital of this instrument, as evidenced by the certificate of liens filed with the Public Registry of Property of this capital, on the fifteenth of July two thousand twenty-five, which I attach to the appendix of this instrument as Exhibit “A”.

VI. - The property covered by this instrument has the following account numbers for its tax obligations:

A. - Property Tax:

“027-163-01-000-5”

(zero twenty-seven hyphen one hundred sixty-three hyphen zero one hyphen zero zero zero hyphen five)

B. – Water:

“19-41-881-381-01-000-1”.

(nineteen-forty-one-eight-hundred-and-eighty-one-three-hundred-and-eighty-one zero-one-zero-zero-zero-one)

“THE DEBTOR” hereby expressly declares, under oath, that the aforementioned property is up to date with the payment of taxes, in accordance with the documents attached to the appendix of this instrument marked “B.”

VII. - On October 10, 2018, the Debtor, as Lessor, and the Original Operator, as Lessee, entered into a Lease Agreement regarding the Exclusive Unit, pursuant to which the Debtor leased two hundred thirty-two rooms of the Exclusive Unit to the Original Operator in accordance with the terms and conditions set forth therein (as such term is defined in the Credit Agreements) (the “Original Lease Agreement,” as amended from time to time, including by the amendment and restatement agreement to the lease agreement dated May 11, 2022). On May 11, 2022, and in accordance with the authorizations granted by Bancomext pursuant to the second amendment to the Original Credit Agreement, the parties to the Original Lease Agreement entered into a certain amendment and restatement agreement thereto, by virtue of which, among other things, the subject matter of the lease was modified, reducing the portion of the Exclusive Unit corresponding to the Hotel (as such term is defined in the Original Lease Agreement) to be leased to one hundred eighty-three rooms of the Exclusive Unit.

VIII. - On May 31, 2019, at an Extraordinary General Meeting of Shareholders of the Debtor, it was resolved, among other matters, to increase the Debtor’s capital stock by the amount of $6,094,586.00 (SIX MILLION NINETY-FOUR THOUSAND FIVE HUNDRED EIGHTY-SIX PESOS, NATIONAL CURRENCY), which was subscribed and paid by ESC on behalf of and in the name of the Trust, with the corresponding stock certificates issued to or in favor of the Trust so that they would be considered part of the Trust’s assets.

IX. - On June 19, 2020, the Debtor, as the accredited party, and the First Trustor, as the creditor, with the Original Operator appearing as a jointly and severally liable party, entered into an agreement to acknowledge and reschedule the debts under the Original Credit Agreement, for the purpose of, among other things, (i) modifying the definition of Debt Service Coverage Ratio, Free Cash Flow, and Annual Surplus Cash Flow, (ii) acknowledging the amount owed under the terms of the Original Credit Agreement as of that date, and (iii) modifying the Amortization Schedule established in the Original Credit Agreement.

IX. - On June 19, 2020, the Debtor, as the borrower, and the First Trust Trustee, as the lender, with the Original Operator appearing as a jointly and severally liable party, entered into an agreement to acknowledge and reschedule the debts under the Original Credit Agreement, for the purpose of, among other things, (i) modifying the definition of Debt Service Coverage Ratio, Free Cash Flow, and Annual Surplus Cash Flow, (ii) acknowledging the amount owed under the terms of the Original Credit Agreement as of that date, and (iii) modifying the Amortization Schedule established in the Original Credit Agreement.

X. — On June 25, 2021, the Debtor, as the borrower, and the First Beneficiary, as the Creditor, with the Original Operator appearing as a jointly and severally liable party, entered into a first amendment to the Original Credit Agreement, by virtue of which certain provisions of the Original Credit Agreement were amended to reflect that the Debtor had settled the entire “VAT Credit Agreement” and, as a result, all applicable references to the “VAT Loan Agreement,” as well as the terms related thereto (the “First Amendment to the Original Loan Agreement”).

XI. — On June 25, 2021, the Original Settlors, the Debtor, and the Original Operator, as second-ranking settlors and trustees, the First-Ranked Trustee and the Substitute Trustee, entered into a first amendment to the Original Trust Agreement, pursuant to which certain provisions of the Original Trust Agreement were amended to reflect that the Debtor had fully settled the “VAT Credit Agreement” and, as a result, all applicable references to the “VAT Credit Agreement” were eliminated and rendered null and void, as well as the terms related thereto (the “First Amendment to the Trust”).

XII. - On May 11, 2022, the Debtor, as the borrower, and the First Beneficiary, as the lender, with the Original Operator and the Additional Operator appearing as joint and several obligors, entered into a second amendment to the Original Credit Agreement for the purpose of establishing, among other provisions, the Additional Operator’s accession to the Original Credit Agreement and the authorization to terminate the Operating Agreement with Wyndham, the “Second Amendment to the Original Credit Agreement,” and together with the First Amendment to the Original Credit Agreement, the “Original Credit Agreement.”

XIII. - On May 11, 2022, and in accordance with the authorizations granted by Bancomext pursuant to the Second Amendment to the Original Credit Agreement, the Original Operator entered into a hotel services agreement with Hyatt of Mexico, S.A. de C.V. A Stock Corporation with Variable Capital, under the “Hyatt” brand (the “Operating Agreement with Hyatt”) regarding the portion of the Hotel leased under the terms of the Amendment to the Original Lease Agreement referred to in Preamble Seven of this Agreement.

XIV. - On May 11, 2022, and in accordance with the authorizations granted by Bancomext pursuant to the Second Amendment to the Original Credit Agreement, the Additional Operator entered into a hotel management agreement with Ennismore Holdings US Inc., as manager, under the “Mondrian” brand (the “Mondrian Operating Agreement”) with respect to the portion of the Hotel leased under the terms of the Additional Lease Agreement referred to in Preamble Sixteen of this Agreement.

XV. - On May 11, 2022, and in accordance with the authorizations granted by Bancomext pursuant to the Second Amendment to the Original Loan Agreement, the Debtor, as Lessor, and the Original Operator, as Lessee, entered into a certain amendment and restatement agreement to the Original Lease Agreement for the purpose of adjusting the leased property to a portion of the Hotel corresponding to the portion to be operated under the terms of the Operating Agreement with Hyatt (the “Amendment to the Original Lease Agreement” and jointly with the Original Lease Agreement, the “Original Lease Agreement”).

XVI. - —On May 11, 2022, and in accordance with the authorizations granted by Bancomext pursuant to the Second Amendment to the Original Loan Agreement, the Borrower, as Lessor, and the Additional Operator, as Lessee, entered into a lease agreement regarding a portion of the Hotel corresponding to the portion to be operated under the terms of the Operating Agreement with Mondrian (the “Additional Lease Agreement”)

XVII. - On May 11, 2022, the Original Settlors, the Debtor, the Original Operator, and the Additional Operator, as Second Beneficiaries and Second Settlors, and the First Trustee, as First Beneficiary, and the Replaced Trustee entered into a second amendment, accession, reversion, and partial termination agreement to the Original Trust Agreement for the purpose of establishing, among other agreements, the accession of the Additional Operator to the Original Trust Agreement (the “Second Amendment to the Trust”).

XVIII. - On September 29, 2022, the Debtor, as borrower, and the First Beneficiary, as lender, with the Original Operator and the Additional Operator appearing as jointly and severally liable parties, entered into a simple credit agreement for up to the amount of USD$75,000,000.00 (SEVENTY-FIVE MILLION DOLLARS, CURRENCY OF LEGAL TENDER IN THE UNITED STATES OF AMERICA) (“Original 2022 (two thousand twenty-two) Credit Agreement”) for, among other purposes, refinancing the debt arising from the Original Credit Agreement.

XIX. - On September 29, 2022, the Original Settlors and the Additional Operator, as secondary beneficiaries and settlors, and the First Beneficiary, as the first beneficiary, and the Replaced Trustee entered into a third amendment and restatement to the Original Trust Agreement for the purpose of establishing, among other agreements, the Additional Operator’s accession to the Original Trust Agreement (the “Third Amendment to the Trust”). A copy of the Third Amendment to the Trust Agreement is attached to the appendix of this instrument as Exhibit “C”.

XX. On January 23, 2023, the Debtor, as the borrower, and the First Beneficiary, as the Creditor, with the Original Operator and the Additional Operator appearing as joint and several obligors, entered into a first amendment to the 2022 (2022) Original Credit Agreement, whereby, among other things, the amounts of Portion A and Portion B were adjusted and the investment and disbursement schedule was replaced (the “First Amendment to the Original 2022 (2022) Credit Agreement”).

XXI. — On May 25, 2023, the Debtor, as borrower, and the First Beneficiary, as Creditor, with the Original Operator and the Additional Operator appearing as jointly and severally liable parties, entered into an amendment and restatement agreement to the Original 2022 Credit Agreement, pursuant to which Bancomext made available to the Debtor, as the borrower, Portion C (as defined in the Restatement Agreement) for up to USD$25,000,000.00 (TWENTY-FIVE MILLIONS OF DOLLARS, THE LEGAL TENDER OF THE UNITED STATES OF AMERICA) and, consequently, increased the total principal amount available under the Original Credit Agreement No. 22 to US$100,000,000.00 (ONE HUNDRED MILLION DOLLARS, CURRENCY OF THE UNITED STATES OF AMERICA). (The “Restated Agreement”).

XXII. - On May 25, 2023, the Original Settlors, the Debtor, and the Operators, as the Second Settlors and Beneficiaries, the First Beneficiary, as First Beneficiary, and the Replaced Trustee entered into a fourth amendment to the Original Trust Agreement (the “Fourth Amendment to the Trust Agreement”). A copy of the Fourth Amendment to the Trust is attached to the appendix of this instrument under the letter “D”

XXIII. - On March 8, 2024, the Original Settlors, acting as Assignors, and Murano MG and Murano PV, acting as Assignees, entered into a certain assignment agreement regarding Trust CIB/3109 (CIB diagonal three thousand one hundred nine) (the “Assignment Agreement”), pursuant to which, (i) ESAGRUP and ESC assigned and transferred to Murano PV all of the beneficiary rights they held on that date under Trust CIB/3109 (CIB diagonal three thousand one hundred nine) and (ii) MSC assigned and transferred to Murano MG all of the beneficiary rights it held on that date under Trust CIB/3109 (CIB diagonal three thousand one hundred nine).

XXIV. - On April 4, 2024, the Debtor, as the borrower, and the First Beneficiary, as the Creditor, with the Operators present as jointly and severally liable parties, entered into a third amendment and waiver agreement to the 2022 (two thousand twenty-two) Original Credit Agreement, pursuant to which certain provisions were amended and Bancomext waived certain obligations (the “Third Amendment to the Original Credit Agreement 2022 (two thousand twenty-two)”).

XXV. - On April 4, 2024, the Original Settlors (as Outgoing Settlors), Murano MG and Murano PV, as Adhering Settlors, the Debtor, and the Operators, as second settlors and trustees, the First Beneficiary, as the first beneficiary, and the Replaced Trustee entered into a fifth amendment to the Original Trust Agreement (the “Fifth Amendment to the Trust” and, together with the Original Trust Agreement, the First Amendment to the Trust, the Second Amendment to the Trust, the Third Amendment to the Trust, and the Fourth Amendment to the Trust, the “CIB/3109 Trust”) A copy of the Fifth Amendment to the Trust is attached to the appendix  of this instrument under the letter “E”

XXVI. - On July 4, 2025, the Debtor, as the borrower, and the First Beneficiary, as the Creditor, with the Operators present as jointly and severally liable parties, entered into a fourth amendment to the original 2022 (two thousand twenty-two) Loan Agreement, pursuant to which the following were amended: certain provisions (the “Fourth Amendment to the Original 2022 (two thousand twenty-two) Loan Agreement,” together with the First Amendment to the Original 2022 (two thousand twenty-two) Loan Agreement, the Restatement Agreement, and the Original 2022 (two thousand twenty-two) Original and the Third Amendment to the Original 2022 (two thousand twenty-two) Loan Agreement, the 2022 (two thousand twenty-two) Loan Agreement").

XXVII. - On July 9, 2025, the First Trustor instructed the Replaced Trustee to enter into this Agreement.

DECLARATIONS

I. THE REPLACED TRUSTEE, THROUGH ITS TRUSTEE DELEGATES, DECLARES THE FOLLOWING FOR THE PURPOSES OF THE TRUSTEE REPLACEMENT AGREEMENT:

a) It is a Multiple Banking Institution, incorporated in accordance with the laws of the United Mexican States, duly authorized to conduct fiduciary operations, as evidenced by Public Deed No. Fifty-Seven Thousand Eight Hundred Forty, dated February 6, 2008, executed before Attorney Roberto Nunez y Bandera, head of Public Notary Office No. 1 of Mexico City, whose First Certified Copy is registered in the Public Registry of Commerce of Mexico City under electronic commercial folio number three hundred eighty-four thousand two hundred thirty-five, dated July 27, 2008

b) He has received express instructions from the First Beneficiary, which are attached to the appendix of this instrument under the letter “F,” to enter into this Fiduciary Substitution Agreement for the purpose of being replaced by the Substitute Trustee in all of his rights and obligations established in the Trust.

c) Holds the position of trustee in the Trust.

d) Has made all necessary notifications to third parties pursuant to the acts described in this Agreement, as applicable in each case, in accordance with the provisions of the Trust and Applicable Law.

e) Has delivered, in a timely and proper manner, to the Settlors and the First Beneficiary the account statements and other information related to the Trust Estate.

f) That as of the date of this Agreement, and in each and every case following the instructions of the Settlors and the First Beneficiary, as applicable, has timely fulfilled all acts and obligations arising from the administration of the Trust Assets and that, as of the date of signing this Agreement, there is no judicial or extrajudicial claim by any of the parties to the Trust, nor by any other person, nor is there any knowledge of any impediment or judicial order that limits or prohibits the execution of this Agreement.

g) That as of this date, each and every instruction under the Trust has been complied with, to be charged against the Trust’s Assets.

h) That the facts set forth in this instrument are true and were prepared in accordance with the information provided by the Settlors

i) That he has provided the Substitute Trustee with all necessary information and documentation related to the Trust that was in his possession; the foregoing to the full satisfaction of the Settlors and the First Beneficiary, who are mandatory beneficiaries.

j) That the parties appearing were advised and explained the provisions of the “FEDERAL LAW ON THE PROTECTION OF PERSONAL DATA IN THE POSSESSION OF PRIVATE PARTIES,” to the effect that their personal data will be used as stipulated in the “NOTICE OF PRIVACY OF PERSONAL DATA,” which is published on the website www.cibanco.com which they acknowledged having read in its entirety for all legal purposes.

k) Its fiduciary delegates have full authority to bind the company under the terms and conditions set forth in this instrument, as evidenced by Public Deed No. one hundred ninety thousand four hundred forty-three, dated May 31, 2023, executed before Amando Mastachi Aguario, attorney-at-law and head of Notary Public Office No. one hundred twenty-one in Mexico City, the First Certificate of which is registered in the Public Registry of Commerce of Mexico City under electronic commercial folio number three hundred eighty-four thousand two hundred thirty-five dash one, dated July 12, 2023; powers that, to date, have not been modified or revoked in any way.

l) That there are no outstanding fees owed to him, nor any pending activities arising from or in the performance of his mandate other than those set forth in the immediately preceding paragraph.

II.  THE SUBSTITUTE TRUSTEE, THROUGH ITS TRUSTEE DELEGATE, DECLARES THE FOLLOWING FOR THE PURPOSES OF THE TRUSTEE SUBSTITUTION AGREEMENT:

a) It is a National Credit Corporation, a Development Bank, regulated by the Organic Law of the National Bank of Foreign Trade, published in the Official Gazette of the Federation on January 20, 1986, as amended.

b) That it appears at the execution of this Agreement at the request of the First Beneficiary, for the purpose of becoming the Substitute Trustee of the Trust, in accordance with the terms and conditions set forth herein, and agrees to assume all the rights and obligations of the Replaced Trustee under the Trust on the terms and as of the date of execution of this Agreement.

c) That the obligations assumed hereunder constitute valid and enforceable legal obligations, enforceable against it in accordance with their respective terms.

d) That it has received from the Replaced Trustee all necessary information and documentation in physical and digital format, as applicable, that was in the Replaced Trustee’s possession, relating to the Trust; the foregoing to its full satisfaction and without any reservation, with the following information and documentation remaining in the possession of the Substitute Trustee: (i) the physical information and documentation it has received from the Replaced Trustee and which is attached to the appendix of this instrument under the letter “G” and (ii) the digital copies of the Trust Agreement, which contain all the documentation that the Replaced Trustee holds digitally in its files.

e) That its trustee delegate has full authority to bind it under the terms and conditions set forth in this instrument, and that such authority has not, to date, been modified or revoked in any way.

f) Has informed all parties to this instrument that the Privacy Notice regarding personal data is published on its website (http://www.bancomext.com) The data subject shall be deemed to have tacitly consented to the processing of their data unless they expressly object.

III. EACH OF THE SETTLORS, THROUGH THEIR RESPECTIVE ATTORNEYS-IN-FACT DECLARES THAT:

a) It is a Stock Corporation with Variable Capital, validly incorporated and existing under the laws of Mexico, and fully authorized under its corporate purpose to enter into this Agreement.

b) Its authorized Attorney-in-fact has full authority to bind it under the terms and conditions set forth in this Agreement, and such authority has not, to date, been modified or revoked in any way.

c) It has full legal capacity and sufficient authorizations (corporate, statutory, or other applicable authorizations) to validly enter into this Agreement and to fulfill the obligations arising therefrom in accordance with its terms.

d) The execution and performance of this Agreement does not violate or constitute a breach of (i) any provision of its bylaws, articles of incorporation, or any other constitutive or corporate document, or (ii) any Applicable Law.

e) Appears at the execution of the Fiduciary Substitution Agreement to ratify its instructions and assume the rights and obligations arising therefrom before the Trustee or Substitute.

f) It has received from the Replaced Trustee, in a timely and proper manner, the account statements and other information related to the Trust’s assets, to its full satisfaction.

IV. THE FIRST BENEFICIARY DECLARES, THROUGH IT’S AUTHORIZED ATTORNEYS-IN-FACT, THAT:

It is a National Credit Corporation, a Development Bank, regulated by the Organic Law of the National Bank of Foreign Trade, published in the Official Gazette of the Federation on January 20, 1986, as amended.

The execution, delivery, and performance of this Agreement do not violate any law or contractual provision that binds or affects it; and that no authorization, approval, registration, or other act by or before any authority is required for the proper execution, delivery, and performance of this Agreement.

b) Its attorneys-in-fact have sufficient powers and authority to bind it under the terms and conditions set forth in this Agreement, and such powers have not, as of this date, been modified, limited, or revoked in any way.

c) Appears at the signing of the Fiduciary Substitution Agreement to ratify his instructions and request, as well as to assume the rights and obligations arising therefrom before the Substitute Trustee.

d) Has received from the Replaced Trustee, in a timely and proper manner, the account statements and other information related to the Trust Estate, to its full satisfaction.

CLAUSES

FIRST. DEFINITIONS. —Capitalized terms not expressly defined in this Agreement shall have the meanings assigned to them in the Trust Agreement (as amended and/or restated from time to time), and such meanings shall apply to both the singular and the plural.

SECOND. SUBSTITUTION OF TRUSTEE. —Hereby, the Substitute Trustee replaces the Replaced Trustee as Trustee in the Trust for all legal purposes, and therefore the Substitute Trustee accepts and assumes all rights, obligations, and consequences arising therefrom and from the substitution of trustees, before the Settlors, the First Beneficiary, and any third party. - It is hereby noted that, in accordance with the provisions of Article 385 of the General Law on Credit Instruments and Transactions, by entering into this Agreement, all parties to the Trust grant their consent for the Replaced Trustee to be replaced as the Trustee Institution by the Substitute Trustee, effective as of this date.

As of this date, the Substitute Trustee shall be liable for the obligations incurred under the Trust only to the extent of the Trust’s assets, on the understanding that the Substitute Trustee assumes no liability whatsoever that may arise for the Original Trustee in connection with the performance of its duties.

As of the date of execution of this Agreement, the Replaced Trustee is released from the responsibilities and obligations it assumed as Trustee when the Trust was established, under the terms set forth in this Agreement.

The foregoing shall apply unless such liabilities and obligations entail a loss or diminution of the Trust’s assets and were caused by a failure to act diligently in accordance with the applicable provisions.

THIRD. ACCEPTANCE OF APPOINTMENT. —The Substitute Trustee accepts the appointment as Trustee of the Trust and, as of the date of execution of this Agreement, assumes all rights and obligations arising therefrom, as well as fiduciary ownership of the Trust’s assets.

FOURTH. TRANSFER OF ASSETS. —Pursuant to the fiduciary substitution, the Replaced Trustee transfers, without any reservation or limitation, to the Substitute Trustee, who accepts in full, the fiduciary ownership of all the assets and rights comprising the Trust’s Estate listed in the annex attached to the appendix of this instrument under the letter “H,” including all documentation and information comprising the Trust’s file, the foregoing on the understanding that, with respect to the shares that form part of the Trust’s Estate and that are listed in said annex, they must be delivered and endorsed by the Replaced Trustee in favor of the Substitute Trustee on this same date. The Substitute Trustee issues to the Replaced Trustee the most effective receipt permitted by law.

As of the cut-off date of June 30, 2025, there are no liquid funds in the Trust accounts that must be transferred to the Substitute Trustee.

The Replaced Trustee and the Substitute Trustee undertake to perform all acts, procedures, steps, notifications, and/or formalities that may be necessary or appropriate, including notices, registrations, cancellations, entries, and other relevant acts before the applicable public registries and before third parties arising from the fiduciary substitution, in order to finalize the transfer of each and every asset and right comprising the Trust Estate to the Substitute Trustee.

FIFTH. OBLIGATIONS OF THE SETTLORS. —Effective as of the date of this Agreement, the Settlors agree to the following:

a) The Settlors undertake to carry out or cause to be carried out all necessary procedures, formalities, and legal acts, including notices, registrations, cancellations, entries, and other relevant acts before the appropriate public registries and third parties, to formalize the transfer of ownership of the Trust Estate and to ensure that the Substitute Trustee is recognized as the owner of any assets and rights comprising the Trust Estate hereby transferred, effective as of the date of this instrument.

b) The Settlors undertake to be liable for any dispute related to the Trust Property hereby transferred and/or to the Trust, regardless of whether the facts or events associated with the respective dispute occurred prior to the date of this instrument. In the event that the Replaced Trustee is notified of any dispute regarding the Exclusive Unit and the Trust Assets, the Settlors agree to pay the expenses, costs, and/or fees incurred by the Replaced Trustee and the Substitute Trustee in connection with their response to and/or defense against such notification, as well as any fines, penalties, and any other liabilities determined by any authority in charge of the Replaced Trustee or the Substitute Trustee. Furthermore, due to these facts or events, the Settlors waive any claims against the Replaced Trustee and the Substitute Trustee, releasing them and holding them harmless.

The Settlors, regarding the Private Unit, expressly ratify and confirm each and every transaction carried out by the Substitute Trustee in accordance with the purposes of the Trust, as well as all legal acts that were instructed by them.

With regards to the shares that form part of the Trust’s assets and are described in Annex H, they must be delivered and endorsed by the Replaced Trustee in favor of the Substitute Trustee on this same date.

SIXTH. REFERENCES. - As a result of the fiduciary substitution agreed upon in this Agreement, each and every reference made to the Replaced Trustee, with any references made prior to the execution of this Agreement in any document or record (including the Trust) shall be deemed to refer to the Substitute Trustee.

The Replaced Trustee undertakes to perform each and every act necessary or appropriate to document or certify the aforementioned fiduciary replacement.

SEVENTH. RENDERING OF ACCOUNTS AND SETTLEMENT. - The Settlors approve all actions and steps taken by the Replaced Trustee in fulfillment of the Trust’s purposes, releasing him from any liability arising from his management and administration, and granting him, from the date of the Trust’s establishment until the date of the signing of the Trust Replacement Agreement, the broadest release permitted by law with respect to his actions as Trustee, and therefore do not reserve any action or right to claim against the Replaced Trustee and release him from any fiscal, civil, criminal, labor, or registry liability that may arise by virtue of the execution of this Fiduciary Substitution Agreement; they further undertake to indemnify and hold harmless the Replaced Trustee in the event of any judicial proceeding or dispute regarding the Private Unit and, in general, the trust assets transferred to the Substitute Trustee; notwithstanding that the Replaced Trustee undertakes to be liable for any tax, civil, criminal, labor, or registry-related claims that may arise from its actions prior to the execution of this Fiduciary Substitution Agreement if such actions were carried out with intent, negligence, fraud, or bad faith as declared by a final judgment of a competent court.

The Settlors hereby consent to the fiduciary substitution set forth in the Fiduciary Substitution Agreement. They further acknowledge that neither the Replaced Trustee nor the Substitute Trustee was or will be responsible for any acts performed before any third party or authority without their involvement; including any assignment of rights, lease agreements, purchase and sale agreements, or promissory agreements to which neither the Replaced Trustee nor the Substitute Trustee was a party, as well as the granting of powers of attorney issued in compliance with instructions given to the Replaced Trustee and the acts performed with said power of attorney by such attorney-in-fact, whereby they hereby release the Replaced Trustee and the Substitute Trustee from all liability for such acts, and any payment, fine, judgment, tax, or fee arising from the execution of contracts, agreements, or acts, including those executed without the involvement of the Replaced Trustee or the Substitute Trustee, shall be the sole and direct responsibility of the Settlors and those who executed them, without the Replaced Trustee or the Substitute Trustee assuming any liability therefor, unless there has been willful misconduct, negligence, fraud, or bad faith on the part of the Replaced Trustee or the Substitute Trustee that has been declared by a final judgment of a competent court.

Furthermore, prior to the execution of this Fiduciary Substitution Agreement, the Substitute Trustee did not participate in any negotiations and/or agreements preceding this Agreement, nor in any acts performed before any third party or authority; including any assignment of rights, lease agreements, promissory agreements, etc., as well as the granting of powers of attorney and the acts performed under such powers by said attorney-in-fact; therefore, the Substitute Trustee assumes no liability whatsoever with respect to statements regarding such acts, nor with respect to the obligations arising therefrom, except for the acceptance of the office of Substitute Trustee conferred upon him in this instrument.

EIGHTH. CONSENT.  The parties hereby state that in the negotiation drafting, and signing of this instrument, there was no fraud, error, bad faith, intimidation, or defect in consent of any nature that could invalidate it, and they are in full agreement with the content of each and every provision set forth in this instrument.

NINTH. FEES FOR THE SUBSTITUTE TRUSTEE. For his participation in this Agreement as the Replaced Trustee, the Replaced Trustee shall charge the amount of $5,000.00 MN (FIVE THOUSAND PESOS, NATIONAL CURRENCY) plus Value Added Tax, on a one-time basis upon the signing of the Trust Replacement Agreement.

For the review, preparation, and acceptance of the trust as Substitute Trustee, the Substitute Trustee shall charge the amount of $68,500.00 (SIXTY-EIGHT THOUSAND FIVE HUNDRED PESOS, NATIONAL CURRENCY) plus Value Added Tax, on a one-time basis upon the signing of the Trust Substitution Agreement.

TENTH. OBLIGATIONS INCURRED. It is hereby established that all expenses and taxes that have arisen and continue to arise by virtue of the fulfillment of the Trust’s purposes, as well as those incurred as a result of the execution of this Fiduciary Substitution Agreement, are and shall be at the expense and charge of the Settlors, in order to comply with all applicable tax provisions arising from the operation of the trust.

ELEVENTH. REGISTRATION. — The Substitute Trustee and the Settlors undertake to register the instruments resulting from the transfer of real property and real rights (including the Exclusive Unit) in the applicable Public Registry of Property and Commerce, and to take all necessary steps to register this Agreement in the Single Registry of Secured Transactions, thereby releasing the Replaced Trustee from any liability in this regard, and undertaking to release them from any liability in the event that such registration is not carried out.

TWELFTH. ACKNOWLEDGMENT. The Parties mutually acknowledge each other’s legal incorporation, as well as the powers of their representatives, which, as of the date of signing this Fiduciary Substitution Agreement, have not been revoked, limited, or modified in any way.

THIRTEENTH. LIABILITY. The Substitute Trustee shall not be liable for any losses incurred by the Trust Estate when acting in accordance with the provisions of this Fiduciary Substitution Agreement and the provisions of Article three hundred ninety-one (391) of the General Law on Credit Instruments and Transactions. No Notwithstanding the foregoing, the Substitute Trustee shall be civilly liable for any damages caused by a breach of the obligations assumed under the Trust.

FOURTEENTH. CANCELLATION. As a result of the fiduciary substitution set forth in the preceding clauses, the Replaced Trustee is hereby authorized and shall proceed to close its accounts, as well as any records it has opened in connection with the Trust Agreement.

FIFTEENTH. SUBMISSION OF FILES. The Replaced Trustee agrees to deliver to the Substitute Trustee, within sixty business days following the date of this instrument, the following: (i) all documents evidencing the fiduciary ownership of the assets contributed to the Trust: (ii) the physical files containing all legal and accounting documentation that the Replaced Trustee physically holds in its records; and (iii) the digital files of the Trust Agreement, which shall contain all documentation that the Replaced Trustee digitally holds in its records.

Regarding the physical and digital files and documents of the Trust Agreement identified by number CIB/3109 (CIB three thousand one hundred nine), which are in the custody of the Replaced Trustee, the Replaced Trustee is obligated to retain for a period of ten years from the date of execution of this instrument; therefore, the Replaced Trustee shall be responsible for the custody and safekeeping of said documents described in the annex attached to the appendix of this instrument under the letter “G”.

The Replaced Trustee and the Substitute Trustee are not responsible for the settlors’ accounting records, as such accounting records belong to the Settlors in their capacity as beneficial owners, in accordance with the ownership of the trust rights and applicable laws, thereby releasing the Replaced Trustee and the Substitute Trustee from any liability in this regard.

For the purpose of acknowledging the receiving of the documents that the Replaced Trustee is required to deliver to the Substitute Trustee, both parties agree to sign a delivery-receipt form containing the necessary information for each transfer of data, documents and files that the Replaced Trustee delivers to the Substitute Trustee, in which the Substitute Trustee states that he has received the assets, data, documents, and files described in the respective certificate.

The Replaced Trustee agrees that, for a period of sixty days from the date of execution of this instrument, it will take any action reasonably requested by the Substitute Trustee to provide the Substitute Trustee with, or grant the Substitute Trustee control over, all information available to it or that it can reasonably compile in connection with the Trust Agreement. Both parties agree to establish a period of sixty days from the date of execution of this instrument, so that the Replaced Trustee may clarify any questions the Substitute Trustee may have regarding the data, documents, files, acts, transactions, etc., relating to the Trust Agreement.

If the Replaced Trustee receives or finds additional information related to the Trust Agreement, he or she must immediately notify and forward it to the Substitute Trustee via email to the following email addresses:

cbarrien@banocomext.gob.mx
rsantist@bancomext.gob.mx and
kalmontn@bancomext.gob.mx

SECTION SIXTEENTH. REVOCATION OF POWERS OF ATTORNEY. All powers of attorney granted by the Substitute Trustee must be expressly revoked prior to the date of execution of this Agreement, in compliance with the instructions issued by the Settlors or the First Beneficiary, as applicable, to the Replaced Trustee, or have been revoked by the Replaced Trustee itself, if necessary, and in the event that, after the signing of this Agreement, there are still powers of attorney in effect that have been granted by the Replaced Trustee, such powers shall be automatically revoked as of right, becoming void and without any legal force upon the formalization of this Fiduciary Substitution Agreement, with the Settlors and the Substitute Trustee agreeing to the foregoing.

SEVENTEENTH. ADDRESSES. — For the purposes of this Agreement, the parties designate the following addresses for the receipt of notices:

“SUBSTITUTE TRUSTEE”: Periferico Sur No. 4,333, Jardines en la Montaña, Tlalpan Borough, Mexico City, Zip Code 14,210, Mexico City.

Attention: Rodrigo Santistevan Rosas / Karen Almonte Nuñez / Hannia Pamela Hernandez Sanchez.

Email: rsantist@bancomext.gob.mx / kalmontn@bancomext.gob.mx
hhernand@bancomext.gob.mx

“REPLACED TRUSTEE”: Plaza Campos Eliseos UNO. Calzada General Mariano Escobedo No. 595, Tower B, 8th Floor, Rincón del Bosque, Polanco, Quinta Sección, ZIP Code 11580, Miguel Hidalgo Borough, Mexico City.

Attention: Trustee of Trust CIB/3109 (CIB diagonal three thousand one hundred nine).

Email: instruccionesmexico@cibanco.com

“TRUSTEES”: Torre Esmeralda 3, Avenida Ferrocarril de Cuernavaca No. 20, 12th Floor. Lomas - Virreyes, Lomas de Chapultepec, Tercera Sección, Miguel Hidalgo Borough, ZIP Code 11,000. Mexico City.

Attention: Marcos Sacal Cohen; Oscar Leonel Martinez Basulto

Email: marcos@murano.com.mx; leonelmartinez@murano.com.mx

FIRST BENEFICIARY: Periferico Sur 4,333, Jardines en la Montaña, Tlalpan Borough, Mexico City, Zip Code 14210, Mexico City.

Attention: Yvette Valenzuela Becerra and/or Karla Yeneri Ventre Guerrero.

Any change of address must be notified to the other Party, it being agreed that, failing such notification, notices and communications delivered to the addresses indicated above shall be deemed to have been validly served.

Unless otherwise specified, any communication required to be made by the Parties under this Agreement must (i) be in writing and (ii) be sent by email, specialized courier service with next-business-day delivery, or delivered in person to either Party. Notices delivered in person or via a specialized courier service with next-business-day delivery shall take effect upon delivery. Notices delivered via confirmed email shall be deemed delivered upon receipt of confirmation by any written means.

EIGHTEENTH. NO NOVATION. — With the exception of the fiduciary substitution provided for in this Agreement, the Parties confirm the continued existence of the Trust for all legal purposes, exactly under its original terms and conditions, and that nothing provided for in this Agreement constitutes a novation, modification, or termination of the rights and obligations of the Settlors and the First Beneficiary under the Trust. It is hereby noted that all fiduciary obligations related to the Trust have been the responsibility of the Replaced Trustee up to the date of execution of this Agreement and that, as of this date; all fiduciary obligations shall be the responsibility of the Substitute Trustee.

NINETEENTH. JURISDICTION AND VENUE. —For all matters relating to the interpretation and performance of this Fiduciary Substitution Agreement, the Parties hereto submit to the laws of Mexico City. The Parties also expressly and irrevocably agree to submit any dispute arising from the interpretation, performance, or enforcement of this Fiduciary Substitution Agreement to the competent courts located in Mexico City. The Parties waive any jurisdiction or venue that might otherwise apply to them by virtue of their place of residence or address, current or future, or for any other reason.

I, THE NOTARY PUBLIC HEREBY CERTIFY:

I. - That I fully identify myself as a notary public before the parties appearing before me, who, in my judgment, have the legal capacity to enter into this transaction, and that I verify their identities in accordance with the documents, which I examine and attach to this record, which I include in the appendix under the letter “I.”

II. - That the representatives of “CIBANCO,” CORPORATION, MULTIPLE BANKING INSTITUTION, “BANCO NACIONAL DE COMERCIO EXTERIOR,” A NATIONAL BANK OF FOREIGN TRADE, NATIONAL CREDIT CORPORATION, DEVELOPMENT BANKING INSTITUTION, TRUST DEPARTMENT, NATIONAL CREDIT CORPORATION, DEVELOPMENT BANKING INSTITUTION, “MURANO MANAGEMENT,” S.A. de C.V. A STOCK CORPORATION WITH VARIABLE CAPITAL, “MURANO PV.” S.A. de C.V.  A STOCK CORPORATION WITH VARIABLE CAPITAL, “INMOBILIARIA INSURGENTES 421”, S.A. de C.V. A STOCK CORPORATION WITH VARIABLE CAPITAL, OPERADORA HOTELERA 1421, S.A. de C.V. A STOCK CORPORATION WITH VARIABLE CAPITAL, and “OPERADORA HOTELERA 1421 PREMIUM”, S.A. de C.V. A STOCK CORPORATION WITH VARIABLE CAPITAL, attest to their legal status with the certifications attached to the appendix under the letters “J”, “K”, “L”, “M”, “N”, “Ñ”, “O” and “P” and declare that they have not been revoked, modified, or terminated, and that their entities are legally authorized to enter into this agreement.

III. - The representatives of “BANCO NACIONAL DE COMERCIO EXTERIOR” hereby declare: NATIONAL CREDIT CORPORATION, DEVELOPMENT BANKING INSTITUTION, that their client is the Controlling Beneficiary of this Trust, pursuant to Articles 32B-ter and 32B-quater of the Federal Tax Code.

IV. – The parties appearing hereby state their personal data as follows:

1. MONICA JIMENEZ LABORA SARABIA, a Mexican citizen and native of this capital city, where she was born on August 7, 1974, unmarried, residing at Plaza Campos Eliseos Uno, Calzada General Mariano Escobedo No. 595, Tower B, 8th floor, Polanco, Quinta Sección, Miguel Hidalgo Borough, with a Law Degree,

2. - GERARDO IBARROLA SAMANIEGO, Mexican and native of this capital city, where he was born on January 27, 1974. Married, residing at Plaza Campos Eliseos Uno, Mariano Escobedo, No. 595, Rincón del Bosque, Miguel Hidalgo Borough, holding a Law Degree.

3. - RODRIGO SANTISTEVAN ROSAS, Mexican, a native of this capital city, where he was born on September 21, 1973, married, residing at Periferico Sur 4,333, Jardines en la Montaña, Tlalpan Borough, banking executive.

4. - YVETTE VALENZUELA BECERRA, Mexican, originally from Guadalajara, State of Jalisco, where she was born on May 15, 1974, single, residing at Periferico Sur No. 4,333, Jardines en la Montaña, Tlalpan Borough, banking executive.

5. - KARLA YENERI VENTRE GUERRERO, Mexican, originally from this capital city, where she was born on November 26, 1996; unmarried, residing at 4,333 Periferico Sur, Jardines en la Montaña, Tlalpan Borough; bank executive.

6. - MARIA NORMA LUCIO LANDIN, a Mexican citizen, native to this capital city, where she was born on February 6, 1961, married, residing at 14 Bremen, Apartment 603, Albert, Benito Juarez Borough. Employee.

V. - That the parties appearing hereby declare that the statements they made in this instrument were made under oath and that I informed them of the penalties incurred by those who make false statements.

VI. - That I have reviewed the original or certified copies of the documents cited in this instrument.

VII. - “Q-3AFF.” Having read and explained the legal implications, consequences, and legal scope of this document to the parties, who were informed of their right to read it personally, they expressed their full understanding and agreement with it, signing it on the seventeenth of July, two thousand twenty-five, at which time I hereby authorize it. —I hereby certify. ---Signatures of Ms. Monica Jiménez Labora Sarabia, Mr. Gerardo Ibarrola Samaniego, Mr. Rodrigo Santistevan Rosas, Ms. Yvette Valenzuela Becerra, Ms. Karla Yeneri Vente Guerrero, and Ms. Maria Norma Lucio Landin.

Gabriel Benjamin Diaz Soto.

Signature

Seal of Authorization.

I HEREBY ISSUE THE FIRST CERTIFICATE IN ORDER TO CERTIFY “BANCO NACIONAL DE COMERCIO EXTERIOR,” A NATIONAL CREDIT COMPANY, A DEVELOPMENT BANKING INSTITUTION, TRUST DIVISION, ON THIRTY-ONE PAGES OF TEXT.

MEXICO CITY, ON THE TWENTY-FIRST OF JULY, TWO THOUSAND TWENTY-FIVE.

I HEREBY CERTIFY: SIGNATURE AND SEAL OF ATTORNEY GABRIEL BENJAMIN DIAZ SOTO, PUBLIC NOTARY NUMBER 131,IN MEXICO CITY

In the City of Parral, Chihuahua, United Mexican States; On the 25th day of April, 2026, the undersigned, JESSICA HYSLOP FRANCO, with Federal Tax Registry Number HOFJ680908GM5, by my own rights herein indicating as conventional address at 26 Maclovio Herrera, Parral, Chihuahua, Mexico 33800, and under oath to tell the truth, and in my capacity as SWORN EXPERT TRANSLATOR AND INTERPRETER IN THE LANGUAGE ENGLISH-SPANISH, SPANISH-ENGLISH authorized by the State Government, with the identification number 26 24 21 P S VIII, I DECLARE the following:

SOLE. - THAT, TO THE BEST OF MY KNOWLEDGE, THIS DOCUMENT CONSISTING OF (36) THIRTY-SIX PAGES INCLUDING THIS ONE IS A TRUE AND ACCURATE TRANSLATION FROM ITS ORIGINAL SPANISH VERSION INTO ENGLISH.

The foregoing, for all legal purposes that may arise and at the request of the interested party(ies).

"I Attest, Under Oath"

JESSICA HYSLOP FRANCO
SWORN TRANSLATOR AUTHORIZED ID: 26 24 21 P S VIII
jesshyslop8@gmail.com / +52 (627) 524-1692
26 Maclovio Herrera, Parral, Chihuahua, Mexico 33800
My commission expires on April 8, 2028